Exhibit 99.1

G-III APPAREL GROUP, LTD.

G-III APPAREL GROUP, LTD. ANNOUNCES FOURTH QUARTER AND FULL-YEAR FISCAL 2019 RESULTS

— Reports a Record Year of Net Sales, Adjusted EBITDA, Net Income and Net Income Per Share—
— Net Sales for Fiscal 2019 Increased by 10%, Net Income per Diluted Share Increased 120%—
— Non-GAAP Net Income Per Diluted Share for the Fiscal Year Increased 79%—
—Net Income Per Diluted Share for the Fourth Quarter Increased to $0.48 vs. $(0.01) Last Year—
— Non-GAAP Net Income Per Diluted Share for the Fourth Quarter Increased to $0.55 vs. $0.26 Last Year—
— Provides Fiscal 2020 Guidance —

New York, New York – March 21, 2019 -- G-III Apparel Group, Ltd. (NasdaqGS: GIII) today announced operating results for the fourth quarter and full fiscal 2019 year ended January 31, 2019 and provided financial guidance for the first quarter and full fiscal 2020 year.

Net sales for the fiscal year ended January 31, 2019 increased 9.6% to $3.08 billion from $2.81 billion in the prior year. The Company reported GAAP net income for the fiscal year ended January 31, 2019 of  $138.1 million, or $2.75 per diluted share,  compared to $62.1 million, or  $1.25 per diluted share, in the prior year.

Non-GAAP net income per diluted share was $2.86 for the fiscal 2019 year compared to $1.60 in the prior fiscal year. Non-GAAP net income per diluted share excludes (i) non-cash imputed interest expense related to the note issued to seller (the “Seller Note”) as part of the consideration for the acquisition of Donna Karan International (“DKI”) of $5.0 million in fiscal 2019 and $5.7 million in fiscal 2018, (ii) transitional expenses related to the acquisition of DKI of $2.1 million in fiscal 2018, (iii) asset impairments primarily related to leasehold improvements and furniture and fixtures at certain of our retail stores of $2.8 million in fiscal 2019 and $7.9 million in fiscal 2018 and (iv) income tax charges of $7.5 million related to the one-time effect of the enactment of the Tax Cuts and Jobs Act in fiscal 2018. These income tax charges primarily relate to a  reduction of deferred tax assets and taxes due on foreign earnings. The aggregate effect of these exclusions was equal to $0.11 per diluted share in fiscal 2019 and $0.35 per diluted share in fiscal 2018.

For the fourth quarter ended January 31, 2019, net sales increased by 7.3% to $766.8 million from $714.9 million in the fourth quarter last year. The Company reported a fourth quarter GAAP net income of $24.1 million,  or $0.48 per diluted share, compared to a net loss of $0.5 million, or $(0.01) per share, in the fourth quarter last year.

Non-GAAP net income per diluted share was $0.55 for the fourth quarter of fiscal 2019 compared to $0.26 per share in the fourth quarter last year. Non-GAAP net income per diluted share excludes (i) non-cash imputed interest expense related to the Seller Note of $1.3  million in the fourth quarter of fiscal 2019 and $1.4 million in the fourth quarter of fiscal 2018, (ii) transitional expenses related to the acquisition of DKI of $0.3 million in the fourth quarter of fiscal 2018, (iii) asset impairments primarily related to leasehold improvements and furniture and fixtures at certain of our retail stores of $2.8 million in the fourth quarter of fiscal 2019 and $7.9 million in the fourth quarter of fiscal 2018 and (iv) income tax charges of $7.5 million related to the one-time effect of the enactment of the Tax Cuts and Jobs Act in the fourth quarter of fiscal 2018. These income tax charges primarily relate to a reduction of deferred tax assets and taxes due on foreign earnings. The aggregate effect of these exclusions was equal to $0.07 per diluted share in the fourth quarter of 2019 and $0.27 per diluted share in the fourth quarter of 2018.

Morris Goldfarb, G-III’s Chairman and Chief Executive Officer, said, “We are pleased to have reported fourth quarter results that capped off a record year for G-III in which we surpassed $3.0 billion in annual net sales and achieved record profits fueled by our five global power brands, DKNY, Donna Karan, Calvin Klein, Tommy Hilfiger and Karl Lagerfeld. This was also a transformative year for our company as it was the first full year in which products for DKNY and Donna Karan were created and developed by us.”

Mr. Goldfarb concluded, “In this ever-changing retail landscape, our consistent execution positions us to be a global provider of fashion product.  With the current power brands we have today, we believe we can continue to achieve significant organic growth opportunities over the next several years. In addition, the strength of our balance sheet allows us to capitalize on the right acquisition opportunity.”

Outlook

G-III Apparel Group today issued guidance for the fiscal year ending January 31, 2020. For fiscal 2020, the Company is forecasting net sales of approximately $3.28 billion and net income between $162.0 mllion and $167.0 million, or between $3.18 and $3.28 per diluted share.

The Company is anticipating non-GAAP net income for fiscal 2020 between $167.0 million and $172.0 million, or between $3.25 and $3.35 per diluted share. Non-GAAP guidance excludes non-cash imputed interest expense of approximately $5.4 million, or  $0.07 per diluted share, related to the Seller Note.

The Company is projecting full-year adjusted EBITDA for fiscal 2020 between $307.0 million and $313.0 million compared to adjusted EBITDA of $269.4 million in fiscal 2019.

For the first fiscal quarter ending April 30, 2019, the Company is forecasting net sales of approximately $650.0 million and net income between $7.0 million and $12.0 million, or between $0.13 and $0.23 per diluted share. This forecast compares to net sales of $611.7 million and net income of $9.9 million, or $0.20 per diluted share, reported in the first quarter of fiscal 2019. Non-GAAP guidance excludes non-cash imputed interest expense related to the Seller Note of approximately $1.3 million, or $0.02 per share in the first quarter of fiscal 2020, and $1.2 million, or $0.02 per share in the first quarter of prior year.  On an adjusted basis, excluding non-cash imputed interest, the Company is forecasting a non-GAAP net income between $0.15 and $0.25 per diluted share. This compares to net income of $0.22 per diluted share in first quarter of fiscal year 2019.

Non-GAAP Financial Measures

Reconciliations of GAAP net income per share to non-GAAP net income per share and of GAAP net income to adjusted EBITDA are presented in tables accompanying the condensed financial statements included in this release and provide useful information to evaluate the Company’s operational performance.

Non-GAAP net income per share and adjusted EBITDA should be evaluated in light of the Company’s financial statements prepared in accordance with GAAP.

About G-III Apparel Group, Ltd.

G-III designs, sources and markets apparel and accessories under owned, licensed and private label brands. G-III’s owned brands include DKNY, Donna Karan, Vilebrequin, G. H. Bass, Andrew Marc, Marc New York, Eliza J and Jessica Howard. G-III has fashion licenses under the Calvin Klein, Tommy Hilfiger, Karl Lagerfeld Paris, Kenneth Cole, Cole Haan, Guess?, Vince Camuto, Levi's and Dockers brands. Through our team sports business, G-III has licenses with the National Football League, National Basketball Association, Major League Baseball, National Hockey League, and over 150 U.S. colleges and universities. G-III also operates retail stores under the DKNY, Wilsons Leather, G. H. Bass, Vilebrequin, Karl Lagerfeld Paris and Calvin Klein Performance names.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, reliance on licensed product, reliance on foreign manufacturers, risks of doing business abroad, the current economic and credit environment, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, risks relating to G-III’s operations of  Donna Karan International Inc., the impact on our business of the imposition of tariffs by the United States government and business and general economic conditions, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

(Nasdaq: GIII)

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended January 31,		Year Ended January 31,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)

Net sales	$766,785	$714,897	$3,076,208	$2,806,938
Cost of goods sold	507,847	455,960	1,969,099	1,752,199
Gross profit	258,938	258,937	1,107,109	1,054,739

Selling, general and administrative expenses	201,780	219,246	834,763	855,247
Depreciation and amortization	9,951	10,304	38,819	37,783
Asset impairments	2,813	7,884	2,813	7,884
Operating profit	44,394	21,503	230,714	153,825

Other income (loss)	(2,657)	1,522	(2,960)	(1,413)
Interest and financing charges, net	(11,771)	(11,096)	(43,924)	(42,363)
Income before income taxes	29,966	11,929	183,830	110,049

Income tax expense	5,886	12,471	45,763	47,925
Net income (loss)	$24,080	$(542)	$138,067	$62,124

Net income (loss) per common share:
Basic	$0.49	$(0.01)	$2.81	$1.27
Diluted	$0.48	$(0.01)	$2.75	$1.25

Weighted average shares outstanding:
Basic	49,032	49,091	49,140	48,820
Diluted	50,088	49,091	50,274	49,750

Selected Balance Sheet Data (in thousands):	At January 31,
	2019	2018
	(Unaudited)

Cash and cash equivalents	$70,138	$45,776
Working capital	673,108	612,434
Inventories	576,383	553,323
Total Assets	2,204,540	1,915,177
Long-term debt	386,604	391,044
Total Stockholders' Equity	1,189,009	1,120,689

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) PER SHARE TO

NON-GAAP NET INCOME PER SHARE

	Three Months Ended		Year Ended
	January 31,		January 31,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
GAAP diluted net income (loss) per common share	$0.48	$(0.01)	$2.75	$1.25

Excluded from non-GAAP:
Non-cash imputed interest	0.04	0.03	0.10	0.12
Transitional expenses associated with the DKI acquisition	—	—	—	0.04
Asset impairment charges	0.05	0.16	0.05	0.16
Tax Cuts and Jobs Act enactment	—	0.15	—	0.15
Income tax impact of non-GAAP adjustments	(0.02)	(0.07)	(0.04)	(0.12)

Non-GAAP diluted net income per common share, as defined	$0.55	$0.26	$2.86	$1.60

Non-GAAP diluted net income per common share is a “non-GAAP financial measure” that excludes non-cash imputed interest expense and asset impairments primarily related to leasehold improvements and furniture and fixtures at certain of our retail stores and, for the three months and year ended January 31, 2018, also excludes transitional expenses associated with the DKI acquisition and income tax charges related to the one-time effect of the enactment of the Tax Cuts and Jobs Act.  These income tax charges primarily relate to reduction of deferred tax assets and taxes due on foreign earnings. Income tax impacts of non-GAAP adjustments are calculated using the effective tax rates for the respective periods. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME TO

FORECASTED AND ACTUAL ADJUSTED EBITDA

(In thousands)

	Forecasted
	Year Ending	Actual Year Ended	Actual Year Ended
	January 31, 2020	January 31, 2019	January 31, 2018
	(Unaudited)	(Unaudited)	(Unaudited)
Net income	$162,000 - 167,000	$138,067	$62,124

Transitional expenses associated with the DKI acquisition	—	—	2,050
Asset impairment charges	—	2,813	7,884
Depreciation and amortization	40,000	38,819	37,783
Interest and financing charges, net	46,000	43,924	43,488
Income tax expense	59,000 - 60,000	45,763	47,925

Adjusted EBITDA, as defined	$307,000 - 313,000	$269,386	$201,254

Adjusted EBITDA is a “non-GAAP financial measure” which represents earnings before depreciation and amortization, interest and financing charges, net, asset impairment charges primarily related to leasehold improvements and furniture and fixtures at certain of our retail stores and income tax expense and, for fiscal 2018, also excludes transitional expenses associated with the DKI acquisition. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME TO NON-GAAP NET INCOME

(In thousands)

	Forecasted	Actual	Actual
	Year Ending	Year Ended	Year Ended
	January 31, 2020	January 31, 2019	January 31, 2018
	(Unaudited)	(Unaudited)	(Unaudited)
Net income	$162,000 - 167,000	$138,067	$62,124

Excluded from non-GAAP:
Transition expenses associated with the DKI acquisition	—	—	2,050
Non-cash imputed interest	5,400	4,951	5,714
Asset impairment charges	—	2,813	7,884
Tax Cuts and Jobs Act enactment	—	—	7,477
Income tax impact of non-GAAP adjustments	(400)	(1,932)	(5,871)

Non-GAAP net income, as defined	$167,000 - 172,000	$143,899	$79,378

Non-GAAP net income is a “non-GAAP financial measure” that excludes non-cash imputed interest and asset impairment charges primarily related to leasehold improvements and furniture and fixtures at certain of our retail stores and, in fiscal 2018, also excludes transitional expenses associated with the DKI acquisition and income tax charges related to the one-time effect of the enactment of the Tax Cuts and Jobs Act. Income tax impacts of non-GAAP adjustments are calculated using the effective tax rates for the respective periods. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME PER SHARE TO

FORECASTED AND ACTUAL NON-GAAP NET INCOME PER SHARE

	Three Months Ended		Year Ended
	April 30,		January 31,
	Forecast 2019	2018	Forecast 2020	2019
	(Unaudited)		(Unaudited)
GAAP diluted net income per common share	$0.13 - 0.23	$0.20	$3.18 - 3.28	$2.75

Excluded from non-GAAP:
Non-cash imputed interest	0.02	0.02	0.08	0.10
Asset impairment charges	—	—	—	0.05
Income tax impact of non-GAAP adjustments	—	—	(0.01)	(0.04)

Non-GAAP diluted net income per common share, as defined	$0.15 - 0.25	$0.22	$3.25 - 3.35	$2.86

Non-GAAP diluted net income per common share is a “non-GAAP financial measure” that excludes non-cash imputed interest and asset impairment charges primarily related to leasehold improvements and furniture and fixtures at certain of our retail stores. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III Apparel Group, Ltd.

Company Contact:

Priya Trivedi

VP of Investor Relations and Treasurer

(646) 473-5157

Investor Relations Contact:

Tom Filandro

ICR, Inc.

(646)  277-1235